UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2016

Ameri Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-2640	95-4484725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Canal Pointe Boulevard, Suite 108, Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 243-9250

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As further described in Item 5.07 below, on June 21, 2016, at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Ameri Holdings, Inc. (the “Company”), the stockholders of the Company (the “Stockholders”) approved the amendment and restatement of the Company’s Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”). The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware and became effective on June 22, 2016.

As further described in Item 5.07 below, on June 21, 2016, the Stockholders also approved the amendment and restatement of the Company’s bylaws (the “Amended and Restated Bylaws”).

The foregoing description is qualified in its entirety by the full texts of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 21, 2016, at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Ameri Holdings, Inc. (the “Company”), the following matters were submitted to a vote of stockholders of the Company: (i) the election of four directors of the Company, each to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified; (ii) the approval of a non-binding advisory resolution to approve the compensation of the Company’s named executive officers; (iii) the ratification of the appointment of Ram Associates as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016; and (iv) the amendment and restatement of the Certificate of Incorporation and Amended and Restated Bylaws of the Company to (a) eliminate the classified structure of the Board of Directors, (b) remove the supermajority vote requirement for the election of directors and replace it with a majority vote requirement, (c) remove the supermajority vote requirement for the removal of directors and replace it with a majority vote requirement, (d) remove the supermajority vote requirement for the approval of major business transactions and replace it with a majority vote requirement, (e) remove the supermajority vote requirement for the amendment of the Company’s Certificate of Incorporation and Bylaws and replace it with a majority vote requirement, (f) allow holders of record of at least 10% of the Company’s voting stock to request a special meeting of stockholders and (g) approve additional changes to update or remove certain outdated provisions in the Company’s Certificate of Incorporation and Bylaws.

The total number of shares of the Company’s Common Stock voted in person or by proxy at the Annual Meeting was 10,750,076, representing approximately 86.87% of the 12,374,361 shares outstanding and entitled to vote at the Annual Meeting.  Each director nominee was elected and each other matter submitted to a vote of the Company’s stockholders at the Annual Meeting was approved by the requisite vote.  Set forth below is the number of votes cast for, against or withheld, as well as the number of broker non-votes and abstentions as to each such matter, including a separate tabulation with respect to each nominee for director, as applicable.

1.	Election of Directors.

Nominee	For	Withheld	Broker Non-Votes	Total
Dhruwa N. Rai	10,579,488	21	170,567	10,750,076
Srinidhi “Dev” Devanur	10,579,488	21	170,567	10,750,076
Dimitrios J. Angelis	10,579,488	21	170,567	10,750,076
Dr. Arthur M. Langer	10,579,488	21	170,567	10,750,076

2.	Approval of a non-binding advisory resolution to approve the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes	Total
10,750,034	12	30	170,567	10,750,076

3.	Ratification of Ram Associates as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstain	Broker Non-Votes	Total
10,579,468	20	21	0	10,750,076

4.	Amendment and Restatement of the Certificate of Incorporation and Amended and Restated Bylaws of the Company:

(a)	eliminate the classified structure of the Board of Directors;

For	Against	Abstain	Broker Non-Votes	Total
10,579,466	27	16	170,567	10,750,076

(b)	remove the supermajority vote requirement for the election of directors and replace it with a majority vote requirement;

For	Against	Abstain	Broker Non-Votes	Total
10,579,469	27	13	170,567	10,750,076

(c)	remove the supermajority vote requirement for the removal of directors and replace it with a majority vote requirement;

For	Against	Abstain	Broker Non-Votes	Total
10,579,457	39	13	170,567	10,750,076

(d)	remove the supermajority vote requirement for the approval of major business transactions and replace it with a majority vote requirement;

For	Against	Abstain	Broker Non-Votes	Total
10,579,458	38	13	170,567	10,750,076

(e)	remove the supermajority vote requirement for the amendment of the Company’s Certificate of Incorporation and Bylaws and replace it with a majority vote requirement;

For	Against	Abstain	Broker Non-Votes	Total
10,579,466	30	13	170,567	10,750,076

(f)	allow holders of record of at least 10% of the Company’s voting stock to request a special meeting of stockholders; and

For	Against	Abstain	Broker Non-Votes	Total
10,579,469	27	13	170,567	10,750,076

(g)	approve additional changes to update or remove certain outdated provisions in the Company’s Certificate of Incorporation and Bylaws.

For	Against	Abstain	Broker Non-Votes	Total
10,579,351	142	16	170,567	10,750,076

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1	Amended and Restated Certificate of Incorporation of Ameri Holdings, Inc.
Exhibit 3.2	Amended and Restated Bylaws of Ameri Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ameri Holdings, Inc.
(Registrant)

Date: June 23, 2016	By:	/s/ Giri Devanur
		Name:	Giri Devanur
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 3.1	Amended and Restated Certificate of Incorporation of Ameri Holdings, Inc.
Exhibit 3.2	Amended and Restated Bylaws of Ameri Holdings, Inc.